Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(578,799,757)
Unrealized Gain (Loss) on Market Value of Futures	92,685,930
Dividend Income	9,676
Interest Income	333,214
ETF Transaction Fees	28,000
Total Income (Loss)	$(485,742,937)

Expenses
General Partner Management Fees	$1,179,092
Professional Fees	219,980
Brokerage Commissions	629,143
Non-interested Directors' Fees and Expenses	19,197
Prepaid Insurance Expense	8,267
NYMEX License Fee	39,302
SEC & FINRA Registration Expense	27,581
Total Expenses	$2,122,562
Net Income (Loss)	$(487,865,499)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/15	$3,276,265,574
Additions (49,200,000 Shares)	561,444,015
Withdrawals (19,300,000 Shares)	(227,774,337)
Net Income (Loss)	(487,865,499)

Net Asset Value End of Month	$3,122,069,753
Net Asset Value Per Share (283,200,000 Shares)	$11.02

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612